TIFF INVESTMENT PROGRAM, INC.
                      Form N-SAR for the period ending December 31, 1997
                                                File Number 811-8234





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 2nd day of March, 1998


                                                TIFF INVESTMENT PROGRAM, INC.




                                                By: /s/William E. Vastardis
                                                    William E. Vastardis
                                                    Treasurer




Witness: /s/Eric P. Nachimovsky
            Eric P. Nachimovsky